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                                                                    Exhibit 99.2

                             REGENT BANCSHARES CORP.
                                  COMMON STOCK

PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 8, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Barbara H. Teaford and Joel E. Hyman, and each of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Regent Bancshares Corp. ("Regent") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Regent to be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania 19102, on July 8, 1998 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as follows:

1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED MARCH 27, 1998 AND EFFECTIVE AS OF MARCH 18, 1998 (THE "MERGER AGREEMENT") AMONG REGENT BANCSHARES CORP., REGENT NATIONAL BANK, JEFFBANKS, INC., JEFFBANKS ACQUISITIONCORP. V, INC. AND JEFFERSON BANK. The Board of Directors recommends a vote FOR this proposal.


         [ ]   FOR               [ ]   AGAINST         [ ]   ABSTAIN


2.       ELECTION OF DIRECTORS

         [ ]  FOR all the nominees        [ ]  WITHOUT AUTHORITY to vote
              listed below                     for the nominees listed below

         INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                                  David W. Ring
                               Robert B. Goldstein
                                O. Francis Biondi
                                  John J. Lyons
                                  John W. Rose









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3.       PROPOSAL TO ELECT ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC
         ACCOUNTANTS FOR 1998. The Board of Directors recommends a vote FOR this proposal.



         [ ]   FOR               [ ]   AGAINST         [ ]   ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the approval and adoption of the Merger Agreement, FOR the nominees for director and FOR the election of Arthur Andersen LLP.

                                                     This proxy should be dated,
                                                     signed by the stockholder
                                                     exactly as his or her name
                                                     appears below and returned
                                                     promptly to Continental
                                                     Stock Transfer & Trust
                                                     Company in the enclosed
                                                     envelope. Persons signing
                                                     in a fiduciary capacity
                                                     should so indicate.



(SEAL)



(SEAL)





                                       Date:  __________________________, 1998